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                                                                   EXHIBIT 10.67

                             AMENDMENT NO. 1 TO THE
                           PEABODY ENERGY CORPORATION
                          2004 LONG TERM INCENTIVE PLAN

      WHEREAS, Peabody Energy Corporation (the "Corporation") previously established and currently maintains the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan (the "Plan");

      WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Corporation (the "Board") may amend the Plan, subject to the limitations set forth therein; and

      WHEREAS, the Corporation deems it appropriate to further specify in the Plan certain requirements relating to the administration of awards granted under the Plan and the number of shares of the Corporation's common stock available for grants under the Plan;

      NOW, THEREFORE, effective as of July 20, 2004, unless otherwise provided herein, the Plan is hereby amended as follows:

                                       I.

      Section 3 of the Plan is hereby amended by adding the following at the end of the first paragraph thereof:

      "Notwithstanding anything herein to the contrary, the aggregate number of shares of Common Stock available for issuance under the Plan may only be increased by the Board, subject to the approval of the Corporation's shareholders, in accordance with Section 16 hereof."

                                       II.

      Section 6 of the Plan is hereby amended by adding the following immediately after the first sentence thereof:

      "Notwithstanding the foregoing, with respect to any SAR grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such SAR is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event."

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                                      III.

      Section 7(c) of the Plan is hereby amended by adding the following at the end thereof:

      "Notwithstanding the foregoing, with respect to any Restricted Stock grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Restricted Stock is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event."

                                       IV.

      Section 10 of the Plan is hereby amended by adding the following immediately after the first sentence thereof:

      "Notwithstanding the foregoing, with respect to any Stock Unit grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Stock Unit is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event."

                                       V.

      Section 11(b)(iii) of the Plan is hereby amended by adding the following immediately after the first sentence thereof:

      "Notwithstanding the foregoing, with respect to any Performance Award grant, the Administrator shall not establish a period of restriction or vesting period of less than two years following the date such Performance Award is granted, subject to such accelerated vesting or lapse of restriction on the basis of death, Disability, Change of Control or Recapitalization Event."

                                       VI.

      Section 17 of the Plan is hereby amended by adding the following at the end thereof:

            "(m) For purposes hereof, "Change of Control" shall mean:

                  (i) any Person (other than a Person holding securities
            representing 10% or more of the combined voting power of the Corporation's outstanding securities as of May 22, 2001, the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner, directly or indirectly, of securities of the Corporation,

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      representing 50% or more of the combined voting power of the Corporation's then-outstanding securities;

            (ii) during any period of twenty-four consecutive months (not including any period prior to May 22, 2001), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause
      (i), (iii) or (iv) or (B) a director nominated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

            (iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Corporation is involved, other than such a transaction or series of transactions which would result in the shareholders of the Corporation immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Corporation or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

            (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a liquidation of the Corporation into a wholly owned subsidiary.

      As used in this Section 17(m), "Person" (including a "group"), has the meaning as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).

      (n) For purposes hereof, "Disability" shall mean the Participant's absence from the full-time performance of the Participant's duties pursuant to a reasonable determination made in accordance with the Corporation's disability plan that the Participant is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

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      (o) For purposes hereof, "Recapitalization Event" shall mean recapitalization, reorganization, stock dividend or other special corporate restructuring which results in an extraordinary distribution to the stockholders of cash and/or securities through the use of leveraging or otherwise but which does not result in a Change of Control.

                                      VII.

In all other respects, the Plan shall remain in full force and effect.

                                            PEABODY ENERGY CORPORATION

                                                   /s/ SHARON D. FIEHLER
                                            ------------------------------------
                                            Sharon D. Fiehler
                                            EVP Human Resources & Administration